SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Berkshire Income Realty, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on March 29, 2004.

BERKSHIRE INCOME REALTY, INC.
March 29, 2004	BY /s/ David C. Quade
NAME: David C. Quade
TITLE: President

Berkshire Income Realty, Inc., a Maryland corporation, and each person whose signature appears below constitutes and appoints David C. Quade, with full power to act such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Annual Report on Form 10-K, and any and all amendments to such Annual Report on Form 10-K and other documents in connection therewith, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of Berkshire Income Realty, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George D. Krupp	Chairman of the Board of Directors	March 29, 2004
George D. Krupp
/s/ David C. Quade	President, Chief Financial Officer and Director	March 29, 2004
David C. Quade	(Principal Executive Officer and Principal Financial Officer)
/s/ Robert M. Kaufman	Director	March 29, 2004
Robert M. Kaufman
/s/ Randolph G. Hawthorne	Director	March 29, 2004
Randolph G. Hawthorne
/s/ Richard B. Peiser	Director	March 29, 2004
Richard B. Peiser
/s/ Christopher M. Nichols	Vice President and Controller	March 29, 2004
Christopher M. Nichols	(Principal Accounting Officer)